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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2004

REGISTRATION NO. 333-33642

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APEX SILVER MINES LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Walker House
Mary Street
George Town, Grand Cayman
Cayman Islands, British West Indies
(345) 949-0050
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Mark A. Lettes, Chief Financial Officer
Apex Silver Mines Limited
c/o Apex Silver Mines Corporation
1700 Lincoln St. Suite 3050
Denver, Colorado 80203
(303) 830-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To
Patrick J. Dooley Stephen E. Older Akin Gump Strauss Hauer &Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000	Deborah J. Friedman Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 (303) 892-9400

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-33642

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Ordinary Shares, par value $0.01 per share	$2,700,000	$342.09

(1)
This Registration Statement relates to the Registrant's Registration Statement on Form S-3 (Registration No. 333-33642) (the "Prior Registration Statement"). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional $2,700,000 aggregate amount of ordinary shares, par value $0.01 per share, having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement, is registered hereby.

(2)
Calculated in accordance with Rule 457(o) of the Securities Act of 1933 on the basis of the maximum aggregate offering price of $2,700,000. The Registrant previously paid this registration fee.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This registration statement is filed by Apex Silver Mines Limited with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933. The contents of our registration statement on Form S-3 (Registration No. 333-33642), relating to the offering of up to $200,000,000 of debt securities, preference shares, depositary shares, ordinary shares, warrants, and ordinary share purchase rights, are hereby incorporated herein by reference. This registration statement is filed solely for the purpose of registering an additional $2,700,000 aggregate amount of ordinary shares.

        The required exhibits are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-33642 to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on February 12, 2004.

APEX SILVER MINES LIMITED Registrant
By:	/s/ KEITH R. HULLEY Keith R. Hulley Chief Exeuctive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-33642 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS S. KAPLAN* Thomas S. Kaplan	Director	February 12, 2004
Harry M. Conger	Director	February , 2004
/s/ DAVID SEAN HANNA* David Sean Hanna	Director	February 12, 2004
Charles L. Hansard	Director	February , 2004
/s/ OVE HOEGH* Ove Hoegh	Director	February 12, 2004
/s/ KEITH R. HULLEY Keith R. Hulley	Director	February 12, 2004
/s/ KEVIN R. MORANO Kevin R. Morano	Director	February 12, 2004
/s/ PAUL SOROS* Paul Soros	Director	February 12, 2004
/s/ CHARLES B. SMITH* Charles B. Smith	Director	February 12, 2004
/s/ MARK A. LETTES Mark A. Lettes	Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2004
*By:	/s/ MARK A. LETTES Mark A. Lettes (Attorney in fact)

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of W.S. Walker & Company
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of W.S. Walker & Company (see Exhibit 5.1)
23.3	Consent of Mine Reserves Associates, Inc.
24.1	Power of Attorney*

*
Previously filed.

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SIGNATURES
EXHIBIT INDEX